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                                                                  Exhibit 99.H.5

                                   SCHEDULE A
                        TO THE MASTER SERVICES AGREEMENT
                                     BETWEEN
                         BISYS FUND SERVICES OHIO, INC.
                              AND STI CLASSIC FUNDS

FUNDS

   Aggressive Growth Stock Fund
   Balanced Fund
   Capital Appreciation Fund
   Classic Institutional Cash Management Money Market Fund
   Classic Institutional Municipal Cash Reserve Money Market Fund
   Classic Institutional Short-Term Bond Fund
   Classic Institutional U.S. Government Securities Money Market Fund Classic Institutional U.S. Treasury Securities Money Market Fund
   Core Bond Fund (formerly, Classic Institutional Core Bond Fund)
   Emerging Growth Stock Fund
   Florida Tax-Exempt Bond Fund
   Georgia Tax-Exempt Bond Fund
   High Income Fund
   High Quality Bond Fund (formerly, Classic Institutional High Quality Bond
      Fund)
   Intermediate Bond Fund (formerly, Classic Institutional Intermediate Bond
      Fund)
   International Equity Fund
   International Equity Index Fund
   Investment Grade Bond Fund
   Investment Grade Tax-Exempt Bond Fund
   Large Cap Relative Value Fund (formerly, Growth and Income Fund)
   Large Cap Value Equity Fund (formerly, Value Income Stock Fund)
   Life Vision Aggressive Growth Fund
   Life Vision Conservative Fund
   Life Vision Growth and Income Fund

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   Life Vision Moderate Growth Fund
   Life Vision Target Date 2015 Fund
   Life Vision Target Date 2025 Fund
   Life Vision Target Date 2035 Fund
   Limited Duration Fund (formerly, Classic Institutional Limited Duration Fund) Limited-Term Federal Mortgage Securities Fund
   Maryland Municipal Bond Fund
   Mid-Cap Equity Fund
   Mid-Cap Value Equity Fund
   North Carolina Tax-Exempt Bond Fund
   Prime Quality Money Market Fund
   Quality Growth Stock Fund (formerly, Tax Sensitive Growth Stock Fund)
   Seix Floating Rate High Income Fund
   Seix High Yield Fund (formerly, Seix Institutional High Yield Fund) Short-Term Bond Fund
   Short-Term U.S. Treasury Securities Fund
   Small Cap Growth Stock Fund
   Small Cap Value Equity Fund
   Strategic Income Fund
   Strategic Quantitative Equity Fund
   Tax-Exempt Money Market Fund
   Total Return Bond Fund (formerly, Classic Institutional Total Return Bond
      Fund)
   U.S. Government Securities Fund
   U.S. Government Securities Money Market Fund
   U.S. Government Securities Ultra-Short Bond Fund (formerly, Classic Institutional U.S. Government Securities Super
   Short Income Plus Fund)
   U.S. Treasury Money Market Fund
   Ultra-Short Bond Fund (formerly, Classic Institutional Super Short Income
      Plus Fund)
   Virginia Intermediate Municipal Bond Fund

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   Virginia Municipal Bond Fund
   Virginia Tax-Free Money Market Fund

Capital Appreciation Fund
Growth and Income Fund
International Equity Fund
Investment Grade Bond Fund
Mid-Cap Equity Fund
Small Cap Value Equity Fund
Value Income Stock Fund